                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN A PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                       Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CAPTEC NET LEASE REALTY, INC.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)


            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                                                   [CAPTEC LOGO]

NEWS RELEASE

For Immediate Release


                       CAPTEC SENDS LETTER TO STOCKHOLDERS


ANN ARBOR, Mich., October 30, 2001 - Captec Net Lease Realty Inc. (NASD: CRRR) today announced that it mailed the following letter to all Captec stockholders regarding the Company's proposed merger with Commercial Net Lease Realty, Inc. (NYSE: NNN).


        October 29, 2001

        Dear Fellow Captec Stockholder:

        There he goes again . . .

        Dissident stockholder and consummate self-promoter Phillip Goldstein is at it again. In another desperate effort to advance his own interests at the expense of the truth and Captec stockholders, Mr. Goldstein is, for the second straight year, attacking Captec's management and board of directors. In a letter sent to Captec stockholders last week, he has unleashed yet another baseless and vicious personal attack, this time against our merger with Commercial Net Lease Realty, Inc. (CNLR). True to form, he has offered no alternative plan. We believe that his shameless self-promotion jeopardizes the value of your investment. Mr. Goldstein can ignore and distort the truth, but he cannot change the facts - our proposed merger with CNLR maximizes your investment in Captec and is in the best interest of Captec stockholders.


                LET'S SET THE RECORD STRAIGHT -- GOLDSTEIN OFFERS
                 NO PROPOSAL AND NO PLAN FOR CAPTEC STOCKHOLDERS


        WHO IS PHIL GOLDSTEIN? Phil Goldstein is an amateur stockholder dissident who has no experience in running or selling a public company.

        We believe that Mr. Goldstein has no interest in creating long-term value for Captec stockholders and that you should not trust him. We are confident that Captec stockholders will recognize Phil Goldstein's latest ploy for exactly what it is: a desperate effort to create a platform for himself. We believe it is in your best interests to approve the value-creating transaction with CNLR. Here are some plain-truth facts that Mr. Goldstein hopes Captec stockholders will ignore:

                                     -more-

            FACT: YOU CANNOT TRUST PHIL GOLDSTEIN. Mr. Goldstein's letter is filled with personal attacks, half-truths and outright falsehoods. Mr. Goldstein has a history of resorting to deceit in order to advance his own agenda. Specifically, Mr. Goldstein posted on the Internet a forged press release in the name of a mutual fund with which he was engaged in a dispute. After he had been caught red-handed and faced the threat of litigation, Mr. Goldstein was forced to post a retraction. Other people may let Mr. Goldstein play these kinds of games with their hard-earned money; you should not.

            FACT: PHIL GOLDSTEIN IS OFFERING NOTHING TO CAPTEC STOCKHOLDERS. Mr. Goldstein has not presented Captec stockholders with any value-enhancing proposal. In fact, Mr. Goldstein's suggestions were thoroughly evaluated by your board of directors and rejected as not in the best interest of Captec stockholders.

            FACT: PHIL GOLDSTEIN'S ACTIONS SPEAK LOUDER THAN HIS WORDS. In the past year, Mr. Goldstein has amassed more than 300,000 Captec shares with a current value of more than $3 million. What is especially telling is that he continued to purchase Captec shares even after the announcement of the CNLR merger. IGNORE WHAT MR. GOLDSTEIN SAYS AND FOLLOW THE MONEY. Although Mr. Goldstein had previously advocated the sale of our company, now that a transaction is in hand, he suddenly opposes it. There may be a plan behind Mr. Goldstein's schizophrenia, but it will not benefit Captec's stockholders.

            FACT: MR. GOLDSTEIN HAS BEEN INVITED TO MEET WITH CAPTEC MANAGEMENT BUT HAS REFUSED. More than a year ago, Patrick Beach invited Mr. Goldstein to meet with Captec management, but he declined. Additionally, Mr. Goldstein chose not to participate in the process that resulted in the sale of Captec. Having failed to take advantage of these opportunities, Mr. Goldstein has no significant knowledge of any Captec assets and the erroneous and irresponsible valuation he attributed to Captec's non-real estate assets in his recent letter is supported by nothing more than his imagination.


                  DO NOT SUPPORT GOLDSTEIN'S SELF-SERVING CAUSE

                       DO NOT ALLOW GOLDSTEIN TO DENY YOU
                          THE VALUE OF THE CNLR MERGER


        YOUR BOARD OF DIRECTORS CONDUCTED A THOROUGH AND COMPLETE SALE PROCESS. Your board of directors already considered Mr. Goldstein's "new ideas" and examined a variety of strategic alternatives for Captec. The board unanimously determined that a sale of Captec is the best alternative to deliver superior and immediate value to Captec stockholders. A special committee of independent Captec directors, together with its financial advisor, UBS Warburg LLC, undertook an open sale process - a process previously advocated by Mr. Goldstein - in which more than 50 companies were invited to participate.


                                     -more-

        CONTRARY TO MR. GOLDSTEIN'S SUGGESTION, ALL OF CAPTEC'S ASSETS WERE OFFERED FOR SALE AND INCLUDED IN THE COMPREHENSIVE SALE PROCESS. In that process, interested parties indicated that they were not willing to acquire, or would offer only nominal value for, the non-real estate assets. CNLR, the high bidder, was not willing to purchase these assets as part of the transaction. No other participant in the sale process submitted a bid for all of Captec that equaled the value to be received by the Captec stockholders in the CNLR merger as currently structured.

               YOUR BOARD OF DIRECTORS RECOMMENDS THAT ALL CAPTEC
          STOCKHOLDERS SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY
                   CARD TODAY TO VOTE FOR THE PROPOSED MERGER

        CAPTEC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSED MERGER WITH CNLR. To vote your shares, please sign, date and return the enclosed WHITE proxy card and mail it promptly in the enclosed, self-addressed, stamped envelope. Your vote is extremely important. Failure to vote your shares has the same effect as voting against the merger. If you have any questions or require any assistance in executing or delivering your proxy or voting instructions, please call our proxy solicitor:


                -------------------------------------------------
                      GEORGESON SHAREHOLDER COMMUNICATIONS

                                   TOLL FREE
                                 1-800-223-2064

                                OUTSIDE THE U.S.
                                 1-212-440-9800
                -------------------------------------------------


        Thank you for your continued confidence and support.

        On behalf of Captec's Board of Directors,

        /s/ Edward G. Ptaszek

        Edward G. Ptaszek
        Secretary
        Captec Net Lease Realty, Inc.


                                     -more-

ABOUT CAPTEC

Captec Net Lease Realty, Inc. is a real estate investment trust (REIT) that invests in long-term net leased restaurant and retail properties. At June 30, 2001, Captec owned and/or managed a diversified portfolio of 229 freestanding restaurant, retail and entertainment properties throughout the United States.

For more information about Captec toll-free via fax, dial 1-800-PRO-INFO or 1-800-776-4636, follow the voice menu prompts and enter the company code "CRRR" or 2777 on any touch tone phone or visit the Captec web site at www.captec.com.

FORWARD-LOOKING STATEMENT

This communication contains certain "forward-looking statements" which represent Captec's expectations or beliefs, including, but not limited to, statements concerning industry performance and Captec's operations, performance, financial condition, plans, growth and strategies. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "anticipate," "intend," "could," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond Captec's control, and actual results may differ materially depending on a variety of important factors, many of which are beyond the control of Captec.

                                      # # #

INVESTORS / MEDIA CONTACT:

        Matt Sherman
        Joele Frank, Wilkinson Brimmer Katcher
        (212) 355-4449